EXHIBIT 99.1
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                             CONTACT:    DANIEL L. KRIEGER,
                                                            CHAIRMAN & PRESIDENT
                                                                  (515) 232-6251
JULY 15, 2005
                            AMES NATIONAL CORPORATION
                  ANNOUNCES SECOND QUARTER AND FIRST SIX MONTHS
                                  2005 EARNINGS

     Net income for second quarter 2005 was $2,968,000, which on a three-for-one split adjusted basis was $0.32 per share, a 4% increase over the $2,862,000, or $0.30 per share earned during the same period in 2004. Security gains, lower provision expense and lower tax expense were the largest contributors to the higher level of quarterly earnings that offset a 4% decline in net interest income. The Company's annualized return on average assets was 1.42% and 1.45% with an annualized return on average equity of 10.89% and 10.76%, for the three month periods ending June 30, 2005 and 2004, respectively. The efficiency ratio for the quarter ending June 30, 2005 and June 30, 2004 was 48.61% and 46.49%, respectively. The net interest margin for the most recent quarter was 3.53%, compared to 3.99% for the same period in 2004. Average assets for the second quarter 2005 of $836 million were 6% higher than the $788 million posted a year ago.

     For the six month period ending June 30, 2005, the Company earned net income of $5,982,000, which on a three-for-one split adjusted basis was $0.64 per share, a 3% increase over net income of $5,827,000, or $0.62 per share earned a year ago. As with the quarterly earnings results, security gains, lower provision expense and lower tax expense were the largest contributors to the higher level of earnings for the six month period. Net interest income declined 2% for the six-months ended June 30, 2005 compared to the same period one year ago.

     Deposits increased 3% to $654 million as of June 30, 2005, with time certificates of deposits over $100,000 accounting for most of the increase over June 30, 2004.

     Loans reached a record $431 million, increasing 12% over June 30, 2004. Commercial and multi-family mortgage loans were the largest contributors to the increase. The reserve for loan losses totaled $6,629,000 as of June 30, 2005, with net recoveries of $38,000 recorded for the quarter ending June 30, 2005. This compares to a reserve for loan loss balance of $6,278,000 as of June 30, 2004, and net charged-off loans of $22,000 for the quarter ending June 30, 2004.

     Total capital of $112 million was 7% higher than the $104 million in June 30, 2004. As of June 30, 2005, there was $6.8 million in unrealized gains in securities, net of deferred tax liability, compared to $4.3 million in unrealized gains on June 30, 2004.

     On June 16, 2005, the Company issued a press release announcing that the shareholders of the Company had approved an amendment to the Restated Articles increasing the Company's authorized common stock from 6 million to 18 million shares and reducing the par value of such common stock from $5.00 to $2.00 per share. The purpose of the amendment was to provide a sufficient number of shares of authorized common stock to accomodate a 3-for-1 stock split previously approved by the Board of Directors of the Company on May 11, 2005. The stock split will be effective July 15, 2005 for holders of record as of July 1, 2005.

     Company stock, under the symbol ATLO, traded in the $90.00 to $120.00 range in second quarter 2005 and closed at $110.56 on June 30, 2005. Ames National Corporation was included in the Russell 2000 Stock Index and the America's Community Bankers NASDAQ Index beginning in June, 2005.

     Ames National  Corporation  affiliate  Iowa banks are First  National Bank,
Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown. ATLO is listed on the NASDAQ SmallCap Market.

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets
                                    (unaudited)

                                                                  June 30,           June 30,
                           Assets                                   2005               2004
                                                            ----------------------------------
Cash and due from banks                                     $    26,971,695    $    22,365,358
Federal funds sold                                                   30,000          1,400,000
Interest bearing deposits in financial institutions               6,936,900          9,053,035
Securities available-for-sale                                   352,469,540        358,055,848
Loans receivable, net                                           430,925,591        382,602,275
Loans held for sale                                                 903,235          1,266,300
Bank premises and equipment, net                                  8,736,698          8,312,472
Accrued income receivable                                         6,147,784          5,696,966
Other assets                                                      1,035,802            579,629
                                                            ----------------------------------
         Total assets                                       $   834,157,245    $   789,331,883
                                                            ==================================

          Liabilities and Stockholders' Equity

Deposits:
  Demand                                                    $    67,091,578    $    64,153,372
  NOW accounts                                                  144,682,035        150,610,085
  Savings and money market                                      167,771,051        177,314,085
  Time, $100,000 and over                                       101,384,877         67,585,809
  Other time                                                    172,577,468        174,206,039
                                                            ----------------------------------

          Total deposits                                        653,507,009        633,869,390

Federal funds purchased and securities
  sold under agreements to repurchase                            61,334,723         44,575,719
Dividends payable                                                 2,354,818          3,070,392
Deferred taxes                                                    1,925,302            490,010
Accrued interest and other liabilities                            3,259,583          3,087,223
                                                             ---------------------------------
          Total Liabilities                                     722,381,435        685,092,734

Stockholders' Equity:
  Common stock, $2 par value; authorized 18,000,000
  shares; 9,419,271 shares issued and outstanding at
  June 30, 2005; 9,459,690 and 9,411,198 shares issued
  and outstanding at June 30, 2004, respectively                 18,838,542         18,919,380
  Surplus                                                        22,383,375         22,225,516
  Retained earnings                                              63,796,866         59,715,644
  Treasury stock, at cost; 48,492 shares at June 30, 2004                 -           (889,020)
  Accumulated other comprehensive income - net unrealized
  gain on securities available-for-sale                           6,757,027          4,267,629
                                                            ----------------------------------

          Total stockholders' equity                            111,775,810        104,239,149
                                                            ----------------------------------


          Total liabilities and stockholders' equity        $   834,157,245    $   789,331,883
                                                            ==================================

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                        Consolidated Statements of Income
                                   (unaudited)

                                                         Three Months Ended            Six Months Ended
                                                               June 30,                    June 30,
                                                          2005           2004          2005          2004
                                                      -----------------------------------------------------
Interest and dividend income:
  Loans                                               $ 6,599,747   $ 5,471,094   $12,852,498   $10,823,762
  Securities
    Taxable                                             2,117,885     2,151,710     4,348,004     4,227,791
    Tax-exempt                                          1,061,590     1,093,670     2,122,439     2,145,656
  Federal funds sold                                       75,714        21,223       128,281        78,096
  Dividends                                               372,138       371,334       719,589       748,530
                                                      -----------------------------------------------------

                                                       10,227,074     9,109,031    20,170,811    18,023,835
                                                      -----------------------------------------------------

Interest expense:
  Deposits                                              3,562,992     2,357,853     6,545,298     4,674,499
  Other borrowed funds                                    299,135        94,099       665,728       168,627
                                                      -----------------------------------------------------

Total interest expense                                  3,862,127     2,451,952     7,211,026     4,843,126
                                                      -----------------------------------------------------

      Net interest income                               6,364,947     6,657,079    12,959,785    13,180,709

Provision for loan losses                                  74,882       210,353       128,607       268,708
                                                      -----------------------------------------------------


      Net interest income after
        provision for loan loss                         6,290,065     6,446,726    12,831,178    12,912,001
                                                      -----------------------------------------------------

Non-interest income:
  Trust department income                                 411,021       325,287       743,530       609,158
  Service fees                                            450,489       460,937       870,645       817,868
  Securities gains, net                                   232,844           --        367,783        31,542
  Gain on sale of loans held for sale                     168,196       183,553       282,021       347,741
  Merchant and ATM fees                                   138,273       120,325       284,202       269,405
  Other                                                   112,605       159,805       240,841       315,126
                                                      -----------------------------------------------------

      Total non-interest income                         1,513,428     1,249,907     2,789,022     2,390,840
                                                      -----------------------------------------------------

Non-interest expense:
  Salaries and employee benefits                        2,335,550     2,269,156     4,711,498     4,528,075
  Data processing                                         568,690       567,227     1,045,404     1,108,280
  Occupancy expenses                                      268,233       236,975       578,408       504,952
  Other operating expenses                                657,065       602,838     1,301,885     1,187,643
                                                      -----------------------------------------------------

      Total non-interest expense                        3,829,538     3,676,196     7,637,195     7,328,950
                                                      -----------------------------------------------------

      Income before income taxes                        3,973,955     4,020,437     7,983,005     7,973,891

Income tax expense                                      1,005,643     1,158,398     2,000,769     2,147,310
                                                      -----------------------------------------------------

      Net income                                      $ 2,968,312   $ 2,862,039   $ 5,982,236   $ 5,826,581
                                                      =====================================================

Basic and diluted earnings per share                  $      0.32   $      0.30   $      0.64   $      0.62
                                                      =====================================================

Declared dividends per share                          $      0.25   $      0.33   $      0.50   $      0.48
                                                      =====================================================

Comprehensive Income (Loss)                           $ 6,257,812   $(3,693,418)  $ 5,271,551   $ 1,178,269
                                                      =====================================================
